UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55765 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01.	Other Events.

Determination of Estimated Per Share NAV

Overview

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2018, the Company’s stockholders approved a plan of liquidation and dissolution of the Company, including the sale of all or substantially all of the assets of the Company and the dissolution of the Company pursuant thereto (the “Plan of Liquidation”). Further, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2019, all outstanding shares of the Company’s Class T common stock (“Class T Shares”) and Class T-3 common stock (“Class T-3 Shares”) were converted to shares of the Company’s Class A common stock (“Class A Shares”) on January 23, 2019. As also reported on the same Current Report on Form 8-K, the Company paid an initial liquidating distribution (the “Initial Liquidating Distribution”) on January 25, 2019 of $4.53 per share to the record holders of Class A Shares as of the close of business on January 25, 2019.

The Initial Liquidating Distribution was made from the proceeds of the sale of the property commonly known as “The Commons at Town Center”.  The Commons at Town Center was sold at a contract sale price of approximately $24.6 million, which reflects an overall increase of 6.3% compared to the Company’s original cost of the property. In addition, the Company is currently under contract to sell the property commonly known as “Verandas at Mitylene” at a contract sale price of approximately $40.5 million, which reflects an overall increase of 10.7% compared to the Company’s original cost of the property.

On an annual basis, the Company publishes an estimated per share net asset value of its common stock and provides this information to its stockholders and to members of the Financial Industry Regulatory Authority (“FINRA”) and their associated persons who participated in the Company’s public offering to assist them in meeting their customer account statement reporting obligations under the National Association of Securities Dealers Conduct Rule 2340. The Company’s previous estimated per share net asset value determination, as published on February 5, 2018, was $23.15 per Class A Share, $24.32 per Class T Share, and $23.55 per Class T-3 Share, each valued as of December 31, 2017.

The Company typically has obtained appraisals of the Company’s real estate assets from an independent valuation firm in determining the estimated per share net asset value in accordance with the recommendations and methodologies of the Investment Program Association (now known as the Institute for Portfolio Alternatives), a trade association for non-listed direct investment vehicles (“IPA”), as set forth in IPA Practice Guideline 2013-01 “Valuations of Publicly Registered Non-Listed REITs.” However, in light of the fact that the Company is in the process of liquidating its assets and dissolving pursuant to the Plan of Liquidation, the Company believes that an estimate of the gross proceeds that the Company expects to receive from the sale of the Company’s real estate assets provides a more relevant estimate of the value of the real estate assets.

To assist the board of directors of the Company (the “Board”) in establishing the estimated per share net asset value, Inland Residential Business Manager & Advisor, Inc., the Company’s business manager (the “Business Manager”), conducted an analysis, under which the Business Manager prepared an estimate of the total cash that may be distributed to the Company’s stockholders as liquidating distributions (the “Liquidating Distributions Estimate”), taking into account both the Company’s obligation to repay outstanding debt and the estimated costs of liquidating which includes transaction costs related to the sale of the real estate assets and the costs of continuing to operate the Company while it winds up operations (the “Valuation Analysis”). Based on the Valuation Analysis, the Business Manager estimated that the Liquidating Distributions Estimate is approximately $20.59 per Class A Share.

The Business Manager provided the Valuation Analysis to the Board. The Board reviewed the Valuation Analysis and considered the material assumptions relating thereto in order to determine an estimated per share net asset value of the Class A Shares (the “Estimated Per Share NAV”). The Board determined the Estimated Per Share NAV by taking the Liquidating Distributions Estimate of $20.59 and reducing it by the Initial Liquidating Distribution of $4.53 per share. On that basis and after due consideration, on February 5, 2019, the Board unanimously approved an Estimated Per Share NAV as of February 1, 2019 equal to $16.06 per share based on 2,183,727.423 shares of Class A common stock outstanding on a fully diluted basis as of February 1, 2019.

Estimated Per Share NAV

The Valuation Analysis reflects, among other things, the Business Manager’s best estimate of:

•	the estimated proceeds from the sale of the property commonly known as “Verandas at Mitylene,” based on the contract sale price of approximately $40.5 million, minus the principal amount outstanding on an approximately $21.9 million mortgage loan to be assumed by the buyer, and estimated closing costs, commissions, prorations and adjustments;
•	the projected sale value of the property commonly known as “The Retreat at Market Square,” taking into account the Company’s negotiations with potential buyers to date and the Company’s obligation to repay outstanding debt and other closing and transaction costs related to the sale of the property; and
•	the estimated costs of liquidating which include the costs of continuing to operate the Company while the Company winds up operations.

These, and other estimates used in the Valuation Analysis, are based on a number of assumptions, including that: (i) the Plan of Liquidation will be completed by April 30, 2019; and (ii) the properties incur no non-budgeted expenses prior to sale.

The following table, prepared by the Business Manager, summarizes the individual components of the Estimated Per Share NAV based on the Valuation Analysis:

Estimated real estate sales values (1)	$87,500,000
Transaction costs (2)	($2,112,920)
Due to related parties (3)	($5,256,839)
Cash and other assets net of liabilities (4)	$4,320,552
Debt (5)	($49,380,000)
Estimated net proceeds pursuant to the Plan of Liquidation, excluding the Initial Liquidating Distribution	$35,070,793
Class A Shares outstanding	2,183,727.423
Estimated Per Share NAV	$16.06
Plus Initial Liquidating Distribution paid on January 25, 2019	$4.53
Total Liquidating Distributions Estimate (excluding all regular distributions previously paid to stockholders)	$20.59

  Estimated real estate sales value is the aggregate gross projected sales value of the two remaining real estate assets owned by the Company. These estimates of the gross real estate sales prices of the Company’s assets are based on: (i) the contract sales price of “Verandas at Mitylene,” which is under contract for sale, and (ii) the Business Manager’s estimate of the contract sales price of “The Retreat at Market Square.” The Company has not obtained any appraisals.
  Estimated costs associated with selling the Company’s remaining real estate assets, including but not limited to, transfer taxes, title fees, legal fees, debt fees, sales commissions paid to unrelated third party real estate brokers and prorations of operating expenses.
  Amounts owed to the Company’s sponsor and its affiliates, including non-interest bearing advances and unpaid offering costs, business management fees, acquisition and mortgage financing fees and advanced property operating expenses.
  Includes projected net income through the estimated liquidation date of April 30, 2019. Excludes the net proceeds from the sale of “The Commons at Town Center” which has been used to pay the Initial Liquidating Distribution.
  First mortgage debt outstanding secured by the properties that will be paid off or assumed upon the sale of each property.

Limitations of Estimated Per Share NAV and Liquidating Distributions Estimate

Estimated Per Share NAV and Liquidating Distributions Estimate are based on certain assumptions and estimates. There can be no guarantee as to the exact amount of monies that will be available for distribution to the Company’s stockholders pursuant to the Plan of Liquidation. Moreover, Class A Shares are not listed on a national securities exchange, and the Estimated Per Share NAV does not represent the amount a stockholder would obtain if a stockholder sold his or her shares.

With respect to the estimated prorations and closing adjustments, the estimated costs and expenses of closing each sale of the remaining real estate assets and liquidating the Company, the methodologies employed were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions regarding the actual operating results of the remaining real estate assets prior to each closing, if any, the actual cost of operating the Company, the actual date of each closing, the actual amount of time it will take to complete the implementation of the Plan of Liquidation and whether the Company will be required to provide for any unknown and outstanding liabilities and expenses, which may include the establishment of a reserve fund or transferring assets to a liquidating trust to pay contingent liabilities and ongoing expenses in an amount to be determined as information concerning any contingencies and expenses becomes available. Under the agreements for the sale of “The Commons at Town Center” and “Verandas at Mitylene,” the relevant wholly owned subsidiary of the Company selling the property is obligated, in certain circumstances, to indemnify the buyer of the property from and after the date of closing (if any closing occurs in the case of “Verandas at Mitylene”), including with respect to property claims and tort claims arising prior to the closing of the sale of the applicable property. Indemnifiable losses incurred by the Company’s subsidiaries, if any, may reduce the amount of cash available for, and could delay, the Company’s distribution or distributions to its stockholders. The Company will also continue to incur liabilities and expenses from operations prior to closing of the sale of each remaining property and prior to the dissolution of the Company. The Company’s estimates regarding its expense levels may be inaccurate. Any unexpected claims, liabilities or expenses that arise, or any claims, liabilities or expenses that exceed the Company’s estimates, will reduce the amount of cash available for any additional liquidating distributions to stockholders.

There is no assurance that the methodology used to establish the Estimated Per Share NAV would be acceptable to FINRA for use on customer account statements, or that the Estimated Per Share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code

Conclusion

The Estimated Per Share NAV as of February 1, 2019 of $16.06 was unanimously adopted by the Board on February 5, 2019. The Board, including all of the Board’s independent members, is ultimately and solely responsible for the determination of the Estimated Per Share NAV. There can be no guarantee as to the exact amount of net liquidation proceeds that will be available for distribution to the Company’s stockholders pursuant to the Plan of Liquidation. During the course of liquidating and dissolving, the Company may incur unanticipated expenses and liabilities all of which are likely to reduce the amount of cash available for any additional liquidating distributions to stockholders.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear", or "believe". Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to the sale of the Company’s real estate assets, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in the Company’s most recent Form 10-K/A for the year ended December 31, 2017 filed on March 21, 2018 and subsequent Form 10-Qs and Form 8-Ks on file with the SEC.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	February 5, 2019	By:	/s/ Mitchell A. Sabshon
		Name:	Mitchell A. Sabshon
		Title	President and Chief Executive Officer